As filed with Securities and Exchange Commission on October 24, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3738384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111-4737
(303) 495-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd G. Zimmerman, Esq.

General Counsel

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200, Greenwood Village, CO 80111-4737

(303) 495-1200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq.

Joel I. Greenberg, Esq.

425 Park Avenue
New York, New York 10022
(212) 836-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A common stock, par value $.01 per share	10,000,000	$30.83	$308,300,000	$12,116.19

(1)      Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)      Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sale prices for shares of common stock as reported on the New York Stock Exchange on October 23, 2008.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2008

Prospectus

EMERGENCY MEDICAL SERVICES CORPORATION

Class A Common Stock

We may offer from time to time, in one or more offerings, up to 10,000,000 shares of our class A common stock. This prospectus may also be used by our stockholders to offer class A common stock. Any selling stockholders will be named in a prospectus supplement.

The specific terms of any offering will be described in a supplement to this prospectus. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference, before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our class A common stock is traded on the New York Stock Exchange under the symbol “EMS.” On October 23, 2008, the last reported sale price of our class A common stock on the New York Stock Exchange was $30.46 per share.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2008

TABLE OF CONTENTS

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Emergency Medical Services Corporation that is contained in documents we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to our Investor Relations Office, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of these documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, issue and sell the shares of our class A common stock described in this prospectus.

Each time we sell class A common stock under this shelf registration, we will provide you with a prospectus supplement that will describe the terms of the offering. The prospectus supplement may also supplement, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before investing. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

We may sell class A common stock to or through underwriters or dealers, and also may sell class A common stock directly to other purchasers or through agents. The names of any underwriters, dealers, or agents employed by us in the sale of the class A common stock covered by this prospectus, the number of shares to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

In addition, certain stockholders may offer from time to time shares of our class A common stock under this prospectus. We will not receive any of the proceeds from transactions by such stockholders. Upon receipt of notice from a selling stockholder, we will file any amendment or prospectus supplement that may be required in connection with any sale of our class A common stock by the selling stockholder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus (and any prospectus supplement) and in the documents incorporated by reference in this prospectus (and any prospectus supplement) constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. These forward-looking statements are not historical facts, but rather are our beliefs and expectations and are based on our current expectations, estimates, projections, beliefs and assumptions about us and our industry. Words such as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:

•                  the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates,

•                  the adequacy of our insurance coverage and insurance reserves,

•                  potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry,

•                  our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians,

•                  our ability to generate cash flow to service our debt obligations,

•                  the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment,

•                  the loss of services of one or more members of our senior management team,

•                  the outcome of government investigations of certain of our business practices,

•                  our ability to successfully restructure our operations to comply with future changes in government regulation,

•                  the loss of existing contracts and the accuracy of our assessment of costs under new contracts,

•                  the high level of competition in our industry,

•                  our ability to maintain or implement complex information systems,

•                  our ability to implement our business strategy,

•                  our ability to successfully integrate strategic acquisitions, and

•                  our ability to comply with the terms of our settlement agreements with the government.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Certain of these risks and uncertainties are more fully described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, and may be described in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, which we filed with the SEC and incorporate by reference, and the applicable prospectus supplement. Additional risks and uncertainties and contingencies not known to us as of the date of any document or that we deem immaterial at that date could also cause our results, performance or achievements to differ materially from those predicted in any forward-looking statement made by or on behalf of us. Given these risks and uncertainties, we caution you not to place undue reliance on the forward-looking statements in the prospectus (and in any prospectus supplement), which reflect our view only as of the date of the document.

PROSPECTUS SUMMARY

Our Company

This summary highlights some of the information incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus and the applicable prospectus supplement, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus and any prospectus supplement, the terms “EMSC”, “we”, “us” and “our” refer and relate to Emergency Medical Services Corporation and its consolidated subsidiaries, unless otherwise indicated.

Our Business

Emergency Medical Services Corporation is a leading provider of emergency medical services in the United States. We operate our business and market our services under the AMR and EmCare brands, which represent American Medical Response, Inc. and EmCare Holdings Inc., respectively. AMR, with more than 50 years of operating history, is the leading provider of ambulance transport services in the United States based on net revenue and number of transports. EmCare, with more than 30 years of operating history, is the leading provider of outsourced emergency department staffing and related management services to healthcare facilities in the United States, based on number of contracts with hospitals and affiliated physician groups.

Our Principal Offices and Websites

EMSC was organized as a Delaware corporation in 2005. Our principal offices are located at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111 and our telephone number at that address is (303) 495-1200. Our website address is www.emsc.net. The website addresses for our business segments are www.amr.net and www.emcare.com. Information contained on these websites is not part of this prospectus and is not incorporated in this prospectus by reference.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from sales by selling stockholders of shares of class A common stock covered by this prospectus.

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the class A common stock covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, strategic investments and possible acquisitions.

SELLING STOCKHOLDERS

If this prospectus is used by any selling stockholder to resell any class A common stock, information with respect to the selling stockholder and the plan of distribution will be contained in a supplement to this prospectus.

PLAN OF DISTRIBUTION

Emergency Medical Services Corporation

We may sell our class A common stock through underwriters, agents, dealers or directly without the use of any underwriter, agent or dealer to one or more purchasers. We may distribute these securities from time to time in one or more transactions, including, but not limited to, block transactions, privately negotiated transactions (including sales pursuant to pledges or short sales), transactions on the New York Stock Exchange or any other organized market where the securities may be traded, through the writing of options on securities (whether or not the options are listed on an options exchange), short sales, purchases by a broker or dealer as principal and resale by the broker or dealer for its own account, an exchange distribution or secondary distribution in accordance with the rules of any stock exchange, ordinary brokerage transactions, one or more underwritten offerings, or any combination of these methods or in any other legal manner. We may also sell our class A common stock through stock purchase contracts. Stock purchase contracts obligate holders to purchase from us, and obligate us to sell to the holders, a specified number of our shares of our class A common stock at a future date or dates. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts.

The class A common stock may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner of sale, amount of securities to be sold in and the pricing of any transaction. The registration of the selling stockholders’ class A common stock does not necessarily mean that the selling stockholders will offer or sell any of their shares.

The terms of the offering of the class A common stock covered by this prospectus will be set forth in the applicable prospectus supplement and will include:

•                  the identity of any underwriters, dealers or agents who purchase class A common stock, as required;

•                  the amount of class A common stock sold, the public offering price and consideration paid, and the proceeds we will receive from that sale;

•                  the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•                  any other material terms of the distribution of securities.

We may offer the class A common stock to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the class A common stock that we will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The class A common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of the class A common stock offered if any of the class A common stock is purchased.

We may authorize underwriters to solicit offers by institutions to purchase the class A common stock subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell class A common stock under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Underwriters may sell the class A common stock to or through dealers. Alternatively, we may sell the class A common stock to one or more dealers, who would act as a principal or principals. Dealers may resell such class A common stock to the public at varying prices to be determined by the dealers at the time of the resale.

We may also sell the class A common stock covered by this prospectus through other agents designated by the underwriters from time to time. We will identify any agent involved in the offer and sale of class A common stock who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us and/or the selling stockholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of the class A common stock offered if any of the class A common stock is purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

In connection with the sale of class A common stock covered by this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the class A common stock for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. The discounts, concessions, commissions or fees as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of method of distribution involved. We cannot presently estimate the amount of such compensation, if any. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements.

Selling stockholders, underwriters, dealers, agents or purchasers that participate in the distribution of the class A common stock covered by this prospectus may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the class A common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the class A common stock to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the class A common stock in the market. All of the foregoing may affect the marketability of the class A common stock and the ability of any person to engage in market-making activities with respect to the class A common stock.

We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

Selling Stockholders

The selling stockholders may, from time to time, sell any or all of their shares of class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders may also sell shares through stock purchase contracts. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts through which the selling stockholder’s class A common stock will be distributed.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of class A common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of class A common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of class A common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

 The selling stockholders and any broker-dealers or agents that are involved in selling the shares of class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of class A common stock, including the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of class A common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of class A common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of class A common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our class A common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York.  As of the date of this prospectus, certain attorneys with Kaye Scholer LLP own, in the aggregate, less than 1% of the outstanding class A common stock.

EXPERTS

The financial statements for the eleven months ended December 31, 2005 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Emergency Medical Services Corporation as of and for the years ended December 31, 2007 and 2006 appearing in Emergency Medical Services Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Emergency Medical Services Corporation’s internal control over financial reporting as of December 31, 2007 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•      Our Annual Report on Form 10-K for the year ended December 31, 2007, filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•      Our Current Report on Form 8-K, filed with the SEC on March 11, 2008;

•      Our Current Report on Form 8-K, filed with the SEC on March 18, 2008;

•      Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2008;

•      Our Current Report on Form 8-K, filed with the SEC on May 6, 2008;

•      Our Quarterly Report on Form 10-Q for the quarter ended March 31, filed with the SEC on May 9, 2008;

•      Our Current Report on Form 8-K, filed with the SEC on May 30, 2008;

•      Our Current Report on Form 8-K, filed with the SEC on August 5, 2008;

•      Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 7, 2008;

•      Our Current Report on Form 8-K, filed with the SEC on October 2, 2008;

•      Our Current Report on Form 8-K, filed with the SEC on  October 20, 2008; and

•      The description of our class A common stock included in our Registration Statement on Form 8-A filed with the SEC on December 14, 2005, and any amendment or report filed thereafter for the purpose of updating that description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO  80111-4737
Attn:  Investor Relations
(303) 495-1200

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act  with respect to the securities offered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying costs.  Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities.  Our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it are also available to the public from the SEC’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered.  All amounts are estimates except the registration fee.

Amount to be Paid

Registration fee	$12,116.19
Legal fees and expenses*	$25,000.00
Accounting fees and expenses*	$150.00

Total	$37,266.19

* Estimated as of the date of filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware.  Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses, including attorneys’ fees, as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.  The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication.  Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Certificates of Incorporation and By-Laws

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of that provision shall not adversely affect any right or protection, or any limitation of the liability of, any of our directors existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.  Both our certificate of incorporation and our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements

Additionally, we have entered into indemnification agreements with each of our directors, and employment agreements containing indemnification provisions with certain of our officers, which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law.  The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of EMSC and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

Our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS

Exhibit No.	Description of Exhibit

1.1*	Form of underwriting agreement
5.1***	Opinion of Kaye Scholer LLP
23.1***	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3**	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	Filed herewith.

***	To be filed by amendment.

ITEM 17.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act:

(1)           each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof;

(2)           the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(3)           each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on October 24, 2008.

EMERGENCY MEDICAL SERVICES CORPORATION

By:	/s/ William A. Sanger
William A. Sanger
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned directors and officers of Emergency Medical Services Corporation do hereby constitute and appoint William A. Sanger, Randel G. Owen and Todd G. Zimmerman, or any one of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Sanger	Chairman, President, Chief Executive	October 24, 2008
William A. Sanger	Officer and Director (Principal Executive Officer)

/s/ Randel G. Owen	Chief Financial Officer (Principal	October 24, 2008
Randel G. Owen	Financial and Accounting Officer)

/s/ Robert M. Le Blanc	Director	October 24, 2008
Robert M. Le Blanc

/s/ Steven B. Epstein	Director	October 24, 2008
Steven B. Epstein

/s/ Michael L. Smith	Director	October 24, 2008
Michael L. Smith

/s/ Paul B. Iannini, M.D	Director	October 24, 2008
Paul B. Iannini, M.D

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of underwriting agreement
5.1***	Opinion of Kaye Scholer LLP
23.1***	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3**	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	Filed herewith.

***	To be filed by amendment.